Form 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213888 and No. 333-220517 on Form S-8 of our report dated September 21, 2018, relating to the consolidated financial statements of Nutanix, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Nutanix, Inc. for the year ended July 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
September 21, 2018